EXHIBIT 10.1

THIRTEENTH AMENDMENT TO DEED OF OFFICE LEASE AGREEMENT

THIS THIRTEENTH AMENDMENT TO DEED OF OFFICE LEASE AGREEMENT (this "Amendment") is made this 26th day of July 2023, by and between TMG TMC 3, L.L.C., a Delaware limited liability co any ("Landlord"), and ALARM.COM INCORPORATED, a Delaware corporation ("Tenant").

RECITALS:

A.Landlord's predecessor-in-interest, Marshall Property LLC, and Tenant entered into that certain Deed of Office Lease Agreement dated August 8, 2014 (the "Original Lease"), as amended by that certain First Amendment to Deed of Office Lease Agreement dated as of May 29, 2015 (the "First Amendment"), that certain Second Amendment to Deed of Office Lease Agreement dated as of October 19, 2015 (the "Second Amendment"), that certain Third Amendment to Deed of Office Lease Agreement dated as of May 6, 2016 (the "Third Amendment"), that certain Fourth Amendment to Deed of Office Lease Agreement dated as of September 15, 2016 (the "Fourth Amendment"), that certain Fifth Amendment to Deed of Office Lease Agreement dated as of January 31, 2017 (the "Fifth Amendment"), that certain Sixth Amendment to Deed of Office Lease Agreement dated as of October 10, 2018 (the "Sixth Amendment"), that certain Seventh Amendment to Deed of Office Lease Agreement dated as of May 16, 2019 (the "Seventh Amendment"), that certain Eighth Amendment to Deed of Office Lease Agreement dated as of July 17, 2019 (the "Eighth Amendment"), that certain Ninth Amendment to Deed of Lease Agreement dated as of March 12, 2020, that certain Tenth Amendment to Deed of Office Lease Agreement dated as of December 17, 2020 (the "Tenth Amendment"), that certain Eleventh Amendment to Deed of Lease Agreement dated as of December 21, 2021 (the "Eleventh Amendment"), that certain Twelfth Amendment to Deed of Office Lease Agreement dated as of January 12, 2022 (the "Twelfth Amendment") (collectively, as amended, the "Lease"), whereby Tenant leases (i) approximately 189,076 rentable square feet of office space on the first (1st), second (2nd), third (3rd), fifth (5th), sixth (6th), seventh (7th), eighth (8th), ninth (9th), tenth (10th), and eleventh (11th) floors, (collectively, the "Existing Premises"), in a building located at 8281 Greensboro Drive, Tysons, Virginia 22102 (the "Building"), and (ii) approximately 805 square feet of storage space located on the lower level of the Building (the "Additional Storage Space").

B.The term of the Lease with respect to approximately 6,346 square feet of rentable area located on the third (3rd) floor of the Building, and known as Suite 310 (the "Extension Premises"), is scheduled to end on July 31, 2023.

C.Landlord and Tenant desire to extend the term of the Lease with respect to the Extension Premises and to otherwise modify the Lease as set forth below.

NOW, THEREFORE, in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are acknowledged by Landlord and Tenant, Landlord and Tenant covenant and agree as follows:
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1.Term. The term of the Lease with respect to the Extension Premises shall be extended for a period of two (2) years and eleven (11) months (the "Extension Term"), which Extension Term shall commence on August 1, 2023 (the "Extension Premises Commencement Date"), and expire on June 30, 2026.

2.Extension Premises Base Rent. In addition to the "Base Rent" (as defined in the Lease) payable with respect to the Existing Premises (excluding the Extension Premises) and Additional Storage Space, commencing on Extension Premises Commencement Date, Base Rent payable with respect to the Extension Premises (the "EP Base Rent") shall be as follows:

Period	EP Base Rent	Monthly Installments of EP Base Rent	EP Base Rent Per Rentable Square Foot
8/1/23-7/31/24	$263,358.96	$21,946.58	$41.50
8/1/24-7/31/25	$270,593.40	$22,549.45	$42.64
8/1/26-6/30/26	$278,018.28 (annualized amount)	$23,168.19	$43.81

3.Brokers. Landlord and Tenant each represents and warrants to the other that, except for CBRE, Inc., on behalf of Landlord, and Avison Young ("AY"), on behalf of Tenant, neither party has dealt with any broker in connection with this Amendment. Landlord and Tenant each shall indemnify and hold harmless the other from and against any claims for brokerage or other commission arising by reason of a breach by the indemnifying party of the aforesaid representation and warranty. Pursuant to a separate written agreement between Landlord and AY, Landlord shall pay AY a commission in connection with this Amendment.

4.Definitions. Except where the context plainly requires otherwise, all capitalized terms that are not defined in this Amendment shall have the meanings ascribed to such terms in the Lease.

5.Estoppel. To induce Landlord to enter into this Amendment, Tenant hereby represents and warrants to Landlord that as of the date of this Amendment:

(a)Tenant is in possession of the entire Existing Premises;

(b)Tenant has not assigned the Lease or sublet any portion of the Existing Premises;
(c)The Lease is unmodified (except as otherwise expressly set forth to the contrary in this Amendment and is in full force and effect;

(d)To Tenant's knowledge, Tenant has no claims against Landlord arising under or in connection with the Lease, and Tenant has no set off or defenses against the enforcement of any right or remedy of Landlord under the Lease; and

(e)To Tenant's knowledge, Landlord is not in default of any of its obligations under the Lease and to Tenant's knowledge, no event has occurred and no condition exists which, with the giving of notice or the lapse of time, or both, will constitute a default by Landlord under the Lease.

6.Governing Documents. Except as expressly modified by this Amendment, the Lease shall remain unchanged and continue in full force in accordance with its terms. In the event of any conflict between the terms and conditions of the Lease and the terms and conditions of this Amendment, the terms and conditions of this Amendment shall govern and control.

7.Counterparts. This This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which, taken together, shall constitute one and the same instrument. Any signature page to any counterpart may also be attached to another counterpart identical thereto without impairing the legal effect of the signatures thereon. Signatures to this Amendment may be delivered electronically via portable document format ("PDF"), "DocuSign" or other standard electronic transmission, and signatures so delivered shall constitute effective execution and delivery of such signature pages and shall be deemed to be the original signatures, and fully effective, for all purposes.

8.Incorporation of Recitals. The recitals set forth above are incorporated in and made a part of this Amendment.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

WITNESS/ATTEST:	LANDLORD:
TMG TMC 3 L.L.C., a Delaware limited liability company

/s/ Katie Yanushonis	By:	/s/ Gary Block
	Name:	Gary Block
	Title:	Partner / CIO

/s/ Katie Yanushonis	By:	/s/ Mark King
	Name:	Mark King
	Title:	President & COO

WITNESS/ATTEST:	TENANT:
ALARM.COM INCORPORATED, a Delaware corporation

/s/ Jessica LaBossiere	By:	/s/ Daniel Ramos
	Name:	Daniel Ramos
	Title:	Senior Vice President
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